                                                                  EXHIBIT (d)(2)


                                TENDER AGREEMENT

                                       AND

                                IRREVOCABLE PROXY

            THIS TENDER AGREEMENT AND IRREVOCABLE PROXY, dated as of January 22, 2004 (this "Agreement"), is entered into by and among TZ HOLDINGS, INC. ("Buyer"), a corporation organized under the laws of Delaware, TZ ACQUISITION, INC. ("Acquisition"), a corporation organized under the laws of Delaware and a wholly-owned subsidiary of Buyer, and each of the shareholders of T-NETIX, INC. (the "Company"), a corporation organized under the laws of Delaware, set forth on Exhibit A hereto (each, a "Shareholder"). Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Merger Agreement (defined below).

                              W I T N E S S E T H:

            WHEREAS, Buyer, Acquisition and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which Acquisition is to make a tender offer to purchase, subject to the terms and conditions of the Merger Agreement, any and all of the Shares of the Company and thereafter to be merged with, and into, the Company (the "Merger");

            WHEREAS, as of the date hereof, each Shareholder or such Shareholder's Affiliates beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and each Shareholder or such Shareholder's Affiliates are entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of Shares set forth opposite such Shareholder's name on Exhibit A hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger (other than the Merger), consolidation, reorganization or other change in the capital structure of the Company affecting the Shares (such shares, together with any other shares the beneficial ownership of which is acquired by such Shareholder or such Shareholder's Affiliates during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as such Shareholder's "Subject Shares"); and

            WHEREAS, as a condition to the willingness of Buyer and Acquisition to enter into the Merger Agreement, and as an inducement and in consideration therefor, Buyer has required that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. When used in this Agreement, the following terms shall have the respective meanings specified therefore below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

            "Acquisition" shall have the meaning set forth in the preamble hereto.

            "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person and, if such Person is an individual, any member of the immediate family of such Person (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary or trustee is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust; provided, that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "Agreement" shall have the meaning set forth in the preamble hereto.

            "Business Combination" shall have the meaning set forth in Section 3.1.

            "Buyer" shall have the meaning set forth in the preamble hereto.

            "Company" shall have the meaning set forth in the preamble hereto.

            "Merger" shall have the meaning set forth in the first recital hereof.

            "Merger Agreement" shall have the meaning set forth in the first recital hereof.

            "Shareholder" shall have the meaning set forth in the preamble hereto.

            "Subject Shares" shall have the meaning set forth in the second recital hereto.

                                   ARTICLE II

                                TENDER OF SHARES

            Section 2.1 Tender of Shares. Subject to the obligations of each Shareholder set forth in Section 4.1, each Shareholder hereby agrees to tender validly (and not to withdraw), or to cause to be tendered validly (and not withdrawn), pursuant to and in accordance with the terms of the Offer and Rule 14d-2 under the Exchange Act, all of such Shareholder's Subject Shares (other than Shares for which unexercised options are exercisable unless such options shall have been exercised) not later than (i) the third (3rd) Business Day after commencement of the Offer and (ii) in the case of any Subject Shares acquired after the date hereof, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or otherwise, the next succeeding Business Day after acquisition thereof, and shall cause such Shareholder's Subject Shares to remain validly tendered and not withdrawn until the Offer is terminated or has expired without Acquisition purchasing all Shares validly tendered in the Offer. Notwithstanding the provisions of the preceding sentence, in the event that any Subject Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Subject Shares shall remain subject to the terms of this Agreement. The parties hereby acknowledge and agree that the obligation of Acquisition to accept for payment and pay for Shares tendered into the Offer, including the Subject Shares, is subject to the conditions set forth in Annex B to the Merger Agreement.

                                   ARTICLE III

                                VOTING AND PROXY

            Section 3.1 Agreement to Vote the Subject Shares. Each Shareholder, in its capacity as such, hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Shareholder shall vote (or cause to be voted) the Subject Shares (a) in favor of the Merger and the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof, (b) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement or of such Shareholder under this Agreement and (c) except as otherwise agreed to in writing in advance by Buyer, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries and any Acquisition Proposal; (ii) a sale, lease or transfer of a significant part of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries (each of the actions in (i) or (ii), a "Business Combination"); and (iii) (A) any change in the Persons who constitute the Board of Directors of the Company; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-laws; (C) any other material change in the corporate structure or business of the Company or any of its Subsidiaries; or (D) any other action involving the Company or any of its Subsidiaries that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by this Agreement or the Merger Agreement. Each Shareholder hereby agrees that such Shareholder shall not, and shall cause its Affiliates not to, enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with, or could reasonably be expected to violate or conflict with, the provisions and agreements contained in this Agreement or the Merger Agreement.

            Section 3.2 Grant of Proxy. Each Shareholder hereby appoints Buyer, Acquisition and any designee of Buyer or Acquisition, and each of them individually, such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to such Shareholder's Subject Shares in accordance with Section 3.1. This proxy is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder affirms that this proxy is coupled with an interest and shall be irrevocable. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

            Section 3.3 Nature of Proxy. The proxy and power of attorney granted pursuant to Section 3.2 by each Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by such Shareholder. Each Shareholder agrees that it will not grant any proxy to any Person that conflicts with the proxy granted by such Shareholder pursuant to
Section 3.2, and any attempt to do so shall be void and of no force and effect. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder.

                                   ARTICLE IV

                                    COVENANTS

            Section 4.1 Generally. Each Shareholder agrees that, except as contemplated by the terms of this Agreement, such Shareholder shall not and shall cause its Affiliates not to (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Subject Shares, (b) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of such Shareholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Shareholder's Subject Shares and (c) take any action that would have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

            Section 4.2 No Solicitation of Other Offers. Each Shareholder shall, and shall use its best efforts to cause its Affiliates and each of its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents immediately to, cease any discussions or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. No Shareholder shall take, and shall use its best efforts to cause its Affiliates and its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates not to take, any action (a) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (b) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement, (c) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Buyer or Acquisition) in connection with any Acquisition Proposal, (d) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (e) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives. Without limiting the foregoing, Buyer, Acquisition and the Company agree that any violation of the restrictions set forth in this Section 4.2 by any Affiliate, officer, director, employee, representative, consultant, investment banker, attorney, accountant or other agent of a Shareholder or any of its Affiliates, whether or not such Person is purporting to act on behalf of such Shareholder or any of its Affiliates, shall constitute a breach by such Shareholder of this
Section 4.2. Each Shareholder shall enforce, to the fullest extent permitted under applicable law, the provisions of any standstill, confidentiality or similar agreement entered into by such Shareholder or any of its Affiliates or representatives including, but not limited to, where necessary obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

            Each Shareholder hereby represents and warrants to Buyer and Acquisition as follows:

            Section 5.1 Due Organization, Etc. Such Shareholder (if it is a company or partnership) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Shareholder (a) if it is a company or partnership, has all necessary power and authority and/or (b) if it is an individual, has the capacity, in each case to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder (if it is a company or partnership) have been duly authorized by all necessary action on the part of such Shareholder.

            Section 5.2 Ownership of Shares. Such Shareholder or its Affiliates beneficially owns the number of Shares set forth opposite such Shareholder's name on Exhibit A hereto. Such Shareholder has sole voting power and sole power of disposition, in each case with respect to all of the Shares set forth opposite such Shareholder's name on Exhibit A hereto, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

            Section 5.3 No Conflicts. Except for compliance with Antitrust Laws, no filing with any Governmental Entity, no Permit and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof shall (a) conflict with or result in any breach of any applicable organizational documents applicable to such Shareholder, (b) result in, or give rise to, a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's Subject Shares, properties or assets may be bound or (c) assuming compliance with Antitrust Laws, violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

            Section 5.4 No Finder's Fees. Except as disclosed pursuant to the Merger Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

            Section 5.5 No Encumbrances. Such Shareholder's Subject Shares and the certificates representing such Shareholder's Subject Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Liens except for any such encumbrances or proxies arising hereunder. The transfer by such Shareholder of such Shareholder's Subject Shares to Acquisition pursuant to the Stock Option shall pass to and unconditionally vest in Acquisition good and valid title to all of such Shareholder's Shares, free and clear of all claims, Liens, restrictions, limitations and encumbrances whatsoever, other than any such encumbrances created by Acquisition.

            Section 5.6 Reliance by Buyer. Such Shareholder understands and acknowledges that Buyer is entering into, and causing Acquisition to enter into, the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

            Buyer and Acquisition hereby jointly and severally represent and warrant to each Shareholder as follows:

            Section 6.1 Due Organization, Etc. Each of Buyer and Acquisition is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Each of Buyer and Acquisition has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer and Acquisition have been duly authorized by all necessary action on the part of Buyer and Acquisition and, assuming its due authorization, execution and delivery by each Shareholder, constitutes a valid and binding obligation of each of Buyer and Acquisition, enforceable against each of Buyer and Acquisition in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            Section 6.2 No Conflicts. Except for compliance with Antitrust Laws, no filing with any Governmental Entity, no Permit and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Buyer or Acquisition and the consummation by Buyer and Acquisition of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Buyer or Acquisition nor the consummation by Buyer or Acquisition of the transactions contemplated hereby shall (a) conflict with or result in any breach of the organizational documents of Buyer or Acquisition, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Buyer or Acquisition is a party or by which Buyer or Acquisition or any of their respective properties or assets may be bound or (c) assuming compliance with Antitrust Laws, violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Buyer or Acquisition or any of their respective properties or assets.

            Section 6.3 Investment Intent. The purchase of the Subject Shares from such Shareholder pursuant to this Agreement is for the account of Buyer or Acquisition for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of any applicable provisions of the Securities Act.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1 Shareholder Capacity. No Shareholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder executes this Agreement solely in his or her capacity as the record holder or beneficial owner (or Affiliate of such record holder or beneficial owner) of such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder or any officer, director, partner or Affiliate of such Shareholder in his, her or its capacity as an officer or director of the Company.

            Section 7.2 Publication. Each Shareholder hereby permits Buyer and Acquisition to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, in the Proxy Statement (including all documents and schedules filed with the Commission) its identity and ownership of such Shareholder's Subject Shares and the nature of its commitments, arrangements, and understandings pursuant to this Agreement.

            Section 7.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

            (a) If to any Shareholder, to such Shareholder at the address set forth immediately adjacent to such Shareholder's name on Exhibit A:

                  with a copy (which shall not constitute notice) to:

                  Sayles, Lidji & Werbner
                  1201 Elm Street
                  44th Floor
                  Dallas, Texas 75270
                  Attention:  Brian M. Lidji, Esq.
                  Telephone:  (214) 939-8702
                  Facsimile:  (214) 939-8787

            (b)   If to Buyer or Acquisition, to it at:

                  c/o H.I.G. Capital, LLC
                  1001 Brickell Bay Drive, 27th Floor
                  Miami, FL  33131
                  Attention:  Mr. Brian Schwartz
                  Telephone: (305) 379-2322
                  Facsimile:  (305) 379-2013

                  with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  200 South Biscayne Boulevard
                  Suite 4900
                  Miami, FL  33131
                  Attention:  Jorge L. Freeland, Esq.
                  Telephone:  (305) 995-5247
                  Facsimile:  (305) 358-5744

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery, except for a notice of a change of address, which shall be effective only upon receipt thereof.

            Section 7.4 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Merger Agreement.

            Section 7.5 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except by will or by the laws of descent and distribution, without the prior written consent of each of the other parties, except that each of Buyer and Acquisition may assign and transfer its rights and obligations hereunder to any direct or indirect wholly owned

Subsidiary of Buyer. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto, any rights or remedies.

            Section 7.6 Amendments and Modification. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

            Section 7.7 Further Actions. Each of the parties hereto agrees that it will use its commercially reasonable efforts to do all things necessary to convey Subject Shares pursuant to the Stock Option in accordance with this Agreement.

            Section 7.8 Headings. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 7.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

            Section 7.10 Applicable Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE COMPETENT STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY, AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (B) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR
(C) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT DELIVERY OR SENDING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.3, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

            Section 7.11 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

            Section 7.12 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 7.13 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 7.14 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 7.15 Termination. This Agreement shall terminate, and none of Buyer, Acquisition or any Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the date on which the Offer is terminated or has expired, in accordance with the terms and provisions of the Merger Agreement, without Acquisition purchasing any Shares pursuant thereto; and (b) the date determined by the mutual consent of the parties hereto. Notwithstanding the foregoing, Article V, Article VI and this Article VII shall survive the termination of this Agreement. Nothing in this Section 7.15 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                      * * *

            IN WITNESS WHEREOF, Buyer, Acquisition and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    TZ HOLDINGS, INC.


                                    By  /s/  Brian D. Schwartz
                                    ------------------------------
                                        Name: Brian D. Schwartz
                                        Title: President


                                    TZ ACQUISITION, INC.


                                    By  /s/  Brian D. Schwartz
                                    ------------------------------
                                        Name: Brian D. Schwartz
                                        Title: President


                                    SHAREHOLDERS:
                                    ------------

                                    RICHARD J. CREE REV. TRUST


                                    By  /s/  Richard E. Cree
                                    ------------------------------------------
                                    Name:  Richard E. Cree
                                    Title: Trustee


                                    /s/  W.P. (Paul) Buckthal
                                    ------------------------------------------
                                    W. P. (Paul) Buckthal


                                    /s/  Daniel M. Carney
                                    ------------------------------------------
                                    Daniel M. Carney



                                    CREE CAPITAL INVESTMENTS, LTD.


                                    BY    /s/  Frances Cree
                                    ------------------------------------------
                                    Name: Frances Cree
                                    Title:

                                    /s/  Harold A. Cree
                                    ------------------------------------------
                                    Harold A. Cree

                                    /s/  Richard E. Cree
                                    ------------------------------------------
                                    Richard E. Cree


                                    /s/  William R. Cree
                                    ------------------------------------------
                                    William R. Cree


                                    /s/  Robert A. Geist
                                    ------------------------------------------
                                    Robert A. Geist


                                    /s/  Daniel J. Taylor
                                    ------------------------------------------
                                    Daniel J. Taylor


                                    /s/  Irvin Wall
                                    ------------------------------------------
                                    Irvin Wall

                                                                       EXHIBIT A

SHAREHOLDER                      SUBJECT SHARES   ADDRESS
-----------                      --------------   -------
W. P. (Paul) Buckthal            673,856          700 S. Fillmore, Suite 444
                                                  Amarillo, TX  79101-2444
                                                  806-373-0829

Daniel M. Carney                 1,803,240        Gaelic Management
                                                  Tallgrass Executive Park, Bldg. 1900
                                                  8100 East 22nd St. North
                                                  Wichita, KS  67226-2319
                                                  316-686-7314

Cree Capital                     337,800          200 Lone Star Dr.
Investments, Ltd.                                 Georgetown, TX 78628
                                                  512-864-3501

Harold A. Cree                   227,022          The Cree Companies
                                                  408 W. Kingsmill, Suite 350-A
                                                  Pampa, TX  79065
                                                  806-665-8441

Richard E. Cree                  310,515          T-NETIX, Inc.
                                                  2155 Chenault Dr., Suite 410
                                                  Carrollton, TX 75006
                                                  972-236-6970

Richard E. Cree, TTEE            43,870           Same as Richard E. Cree above
For Richard J. Cree Rev. Trust

William R. Cree                  113,847          1450 Tanglewood Rd.
                                                  Abilene, TX 79605
                                                  915-692-2267

Robert A. Geist                  290,000          Seapoint at Naples Cay Condo
                                                  10 Seagate Dr., #2 South
                                                  Naples, FL  34103-2467
                                                  239-649-8252

Daniel J. Taylor                 550,000          Property Management
                                                  9323 East 37th St. North
                                                  Wichita, KS  67226
                                                  316-634-0333

Irvin Wall                       611,428          700 S. Fillmore, Suite 435
                                                  Amarillo, TX  79101
                                                  806-374-4112
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ARTICLE I

      DEFINITIONS.............................................................2

      Section 1.1  Definitions................................................2

ARTICLE II

      TENDER OF SHARES........................................................2

      Section 2.1  Tender of Shares...........................................2

ARTICLE III

      VOTING AND PROXY........................................................3

      Section 3.1  Agreement to Vote the Subject Shares.......................3
      Section 3.2  Grant of Proxy.............................................4
      Section 3.3  Nature of Proxy............................................4

ARTICLE IV

      COVENANTS...............................................................4

      Section 4.1  Generally..................................................4
      Section 4.2  No Solicitation of Other Offers............................4

ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..........................5

      Section 5.1  Due Organization, Etc......................................5
      Section 5.2  Ownership of Shares........................................5
      Section 5.3  No Conflicts...............................................5
      Section 5.4  No Finder's Fees...........................................6
      Section 5.5  No Encumbrances............................................6
      Section 5.6  Reliance by Buyer..........................................6

ARTICLE VI

      REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB.........................6

      Section 6.1  Due Organization, Etc......................................6
      Section 6.2  No Conflicts...............................................7
      Section 6.3  Investment Intent..........................................7
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ARTICLE VII

      MISCELLANEOUS...........................................................7

      Section 7.1  Shareholder Capacity.......................................7
      Section 7.2  Publication................................................7
      Section 7.3  Notices....................................................7
      Section 7.4  Entire Agreement...........................................8
      Section 7.5  Binding Effect; Benefit; Assignment........................8
      Section 7.6  Amendments and Modification................................9
      Section 7.7  Further Actions............................................9
      Section 7.8  Headings...................................................9
      Section 7.9  Counterparts...............................................9
      Section 7.10 Applicable Law.............................................9
      Section 7.11 Severability...............................................9
      Section 7.12 Interpretation............................................10
      Section 7.13 Specific Enforcement......................................10
      Section 7.14 Waiver of Jury Trial......................................10
      Section 7.15 Termination...............................................10
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